Exhibit 8.1

		PERCENTAGE
	COUNTRY OF	OWNERSHIP
NAME	INCORPORATION	INTEREST

Subsidiaries:
China Finance Online (Beijing) Co., Ltd.	PRC	100%
Fortune Software (Beijing) Co., Ltd.	PRC	100%
Fortune (Beijing) Wisdom Technology Co., Ltd.	PRC	100%
Fortune (Beijing) Success Technology Co., Ltd.	PRC	100%
Shenzhen Genius Information Technology Co., Ltd.	PRC	100%
Jujin Software (Shenzhen) Co., Ltd.	PRC	100%
Juda Software (Shenzhen) Co., Ltd.	PRC	100%
Stockstar Information Technology (Shanghai) Co., Ltd.	PRC	100%
Zhengning Information & Technology (Shanghai) Co., Ltd.	PRC	100%
Zhengtong Information Technology (Shanghai) Co., Ltd.	PRC	100%
Zhengyong Information Technology (Shanghai) Co., Ltd.	PRC	100%
Daily Growth Financial Holdings Limited	BVI	100%
Giant Bright International Holdings Limited	BVI	100%
Mount First Investments Limited	BVI	100%
Mainfame Group Limited	BVI	100%
Manca Development Limited	BVI	100%
Team Gear Limited	Hong Kong, PRC	100%
Kinco Limited	Hong Kong, PRC	100%
Danford (H.K) Limited	Hong Kong, PRC	100%
Kingford International Limited	Hong Kong, PRC	100%
Asiaciti (H.K.) Limited	Hong Kong, PRC	100%
Daily Growth Securities Limited	Hong Kong, PRC	100%
Daily Growth Futures Limited	Hong Kong, PRC	100%
Daily Growth Wealth Management Limited	Hong Kong, PRC	100%
Daily Growth Investment Services Limited	Hong Kong, PRC	100%

Variable interest entities:
Beijing Fuhua Innovation Technology Investment Co., Ltd.	PRC	Nil
Shanghai Shangtong Co., Ltd.	PRC	Nil
Shanghai Chongzhi Co., Ltd.	PRC	Nil
Shanghai Decheng Information & Technology Co., Ltd.	PRC	Nil
Beijing Premium Technology Co., Ltd.	PRC	Nil
Beijing Glory Technology Co., Ltd.	PRC	Nil
Huifu Jinyuan Co., Ltd.	PRC	Nil
Zhongcheng Futong Co., Ltd.	PRC	Nil
Fortune (Beijing) Yingchuang Technology Co., Ltd.	PRC	Nil
Fortune (Beijing) Qicheng Technology Co., Ltd.	PRC	Nil
Beijing Chuangying Advisory and Investment Co., Ltd.	PRC	Nil
Shenzhen Newrand Securities Advisory and Investment Co., Ltd.	PRC	Nil
Shenzhen Shangtong Software Co., Ltd.	PRC	Nil

Subsidiaries of variable interest entities:
Shanghai Meining Computer Software Co., Ltd.	PRC	Nil
Shenzhen Newrand Securities Training Center	PRC	Nil
Shanghai Securities Consulting Co., Ltd.	PRC	Nil